EXHIBIT 10.4


                                  May 26, 2005


Jeff Robinson
Chairman and Chief Executive Officer
645 Madison Avenue
12th Floor
New York, New York  10022

         RE:   UCA SERVICES, INC. TO NETFABRIC HOLDINGS, INC.
               SIDE LETTER AGREEMENT

     This letter agreement is being entered into in connection with the Share Exchange Agreement, dated as of May 20, 2005, by and among NetFabric Holdings, Inc. ("NetFabric"), a Delaware corporation, UCA Services, Inc. ("Services"), a New Jersey corporation, and all of the shareholders of Services identified thereto (the "Share Exchange Agreement"). This letter agreement shall constitute a part of the Share Exchange Agreement. In conjunction with the Share Exchange Agreement, NetFabric and Services have come to the following agreement with respect to the appointment of Directors to the Board of Directors of NetFabric:
(i) Fahad Syed, as the Managing Director of Services, will be appointed to the Board of Directors of NetFabric; (ii) Faisal Syed, Mohd Asif and Fahad Syed, the former shareholders of Services (the "Selling Services Shareholders"), shall have the right to appoint one (1) member of the Board of Directors of NetFabric;
(iii) NetFabric shall have the right to appoint three (3) members to the Board of Directors of NetFabric; and (iv) the Selling Services Shareholders and NetFabric shall together appoint one (1) or more members, as determined by the mutual agreement of the parties, to the Board of Directors of NetFabric.

ACKNOWLEDGED AND AGREED

NETFABRIC HOLDINGS, INC.



By:    /s/ Jeff Robinson                          /s/ Faisal Syed
       -------------------------------------      -----------------------------
Name:  Jeff Robinson                              Faisal Syed
Title: Chairman and Chief Executive Officer


/s/ Mohd Asif                                     /s/ Fahad Syed
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Mohd Asif                                         Fahad Syed